Exhibit 99.1

STEVE MADDEN ANNOUNCES FIRST QUARTER 2020 EARNINGS CONFERENCE CALL

Long Island City, N.Y., April 17, 2020 – Steven Madden, Ltd. (NASDAQ: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced that the Company's conference call to review first quarter 2020 financial results will be held on Thursday, May 28, 2020, at 8:30 a.m. Eastern Time.

The dial-in number for financial analysts in North America is (877) 552-1336, or (805) 905-2996 for international analysts, and the conference ID is 8874967. To participate, please dial in approximately five minutes before the scheduled time to ensure you are connected prior to the presentation. Employees, the media and the public are invited to listen to the call live over the Internet at https://edge.media-server.com/mmc/p/a9g4rn6r.

A webcast replay of the conference call will be available over the internet at http://stevemadden.gcs-web.com and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, GREATS®, BB Dakota®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Anne Klein®, Superga® and DKNY®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. Steve Madden also operates 227 retail stores (including eight Internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, fashion sneakers, dress shoes, sandals and more, visit http://www.stevemadden.com.

Investor Contact:

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com